                             AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger, dated as of the 18th day of December, 1997 (the "Agreement"), by and among Dura Pharmaceuticals, Inc., a Delaware corporation ("DURA"), SDC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of DURA ("SUB"), and Spiros Development Corporation, a Delaware corporation ("SDC").

                                       RECITALS

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of DURA, SUB and SDC, the stockholders of SDC and DURA as sole stockholder of SUB have each approved the merger of SDC with SUB (the "Merger"), whereby all rights of each holder of any issued and outstanding shares of callable common stock, par value $.001 per share, of SDC ("SDC Common Stock") arising from such holder's ownership of such SDC Common Stock will be converted into the right to receive the number of shares of DURA common stock, par value $.001 per share ("DURA Common Stock") and cash in lieu of fractional shares, if any set forth opposite such holder's name on SCHEDULE A attached hereto, and the rights of each outstanding option to acquire shares of SDC Common Stock shall by virtue of the Merger and, without any action on the part of the holders thereof, be converted into the right to receive cash payments pursuant to Section 1.7(b) hereof and be canceled and no longer be outstanding;

     WHEREAS, following the consummation of the transactions contemplated by the Merger, DURA intends to merge SDC with and into itself, whereupon the separate existence of SDC shall cease;

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, conditions, representations and warranties contained herein, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                      THE MERGER

     1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.3), SDC shall be merged with SUB. As a result of the Merger, the separate corporate existence of SUB shall cease and SDC shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), and all the properties, rights, privileges, powers and franchises of SDC and SUB shall vest in the Surviving Corporation, without any transfer or assignment having occurred, and all debts, liabilities and duties of SDC and SUB shall attach to the Surviving Corporation, all in accordance with the DGCL.

     1.2 CLOSING DATE. The closing of the transactions contemplated by this Agreement shall take place at the offices of Brobeck, Phleger & Harrison, 550 West "C" Street, Suite 1200, San Diego, California 92101, on December 19, 1997 (the "Closing Date").

     1.3 CONSUMMATION OF THE MERGER. As soon as practicable on or after the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "Effective Time" of the Merger as that term is used in this Agreement shall mean such time as the certificate of merger is duly filed with the Secretary of State of Delaware.

     1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

     1.5 CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation and Bylaws of SDC, as amended by the Amended and Restated Certificate of Incorporation of Spiros Development Corporation attached hereto as SCHEDULE B and the Bylaws, as amended, of Spiros Development Corporation attached hereto as SCHEDULE C, respectively, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under the DGCL.

     1.6 DIRECTORS AND OFFICERS. The directors of SDC immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of SDC immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

     1.7 CONVERSION OF SECURITIES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of DURA, SDC, SUB or any of their respective stockholders:

          (a) All rights of each holder of any shares of SDC Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares") arising from such holder's ownership of such Shares shall be converted into the right to receive the number of shares of DURA Common Stock set forth opposite such holder's name on SCHEDULE A attached hereto; PROVIDED, HOWEVER, that no fractional shares of DURA Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with subsection 1.8(e) hereof.

          (b) All rights of each option to acquire shares of Callable Common Stock of SDC outstanding immediately prior to the Effective Time shall in full satisfaction of any of the rights thereto (i) be converted as of the Closing Date into the right to receive upon surrender of the respective Option a cash payment equal to Forty Six Dollars and Eighty Eight Cents ($46.88) (the exercise price for Dura's Purchase Option for all of the outstanding SDC Common Stock) multiplied by the number of shares of SDC Common Stock otherwise issuable upon the exercise of the respective holder's option(s) less the exercise price per share of SDC Common Stock multiplied by the number of shares of SDC Common Stock for which the respective option is being exercised and (ii) be automatically canceled and be no longer outstanding, as of the Closing Date, regardless of whether the respective Option has been surrendered.

          (c) Each issued and outstanding share of capital stock of SUB issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid and non-assessable Common Stock of the Surviving Corporation. Each stock certificate of SUB evidencing ownership of any such shares shall continue to evidence ownership of such shares of Common Stock of the Surviving Corporation.

     1.8  EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES.

          (a) Prior to the Effective Time, DURA shall appoint a bank, transfer agent or similar entity to act as the payment agent (the "Payment Agent") in the Merger and shall make available for exchange, in accordance with this Section 1.8, the shares of Dura Common Stock issuable pursuant to this
     Section 1.8 (and cash to be paid pursuant to subsection 1.8(e)) in exchange for the Shares.

          (b) As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented Shares shall be entitled, upon surrender thereof to the Payment Agent, to receive in exchange therefor, a certificate or certificates representing the number of whole shares of DURA Common Stock into which the shares of SDC Common Stock so surrendered shall have been converted as aforesaid, in such denominations and registered in such names as such holder may request. Each certificate so surrendered shall forthwith be canceled. Each holder of shares of SDC Common Stock who would otherwise be entitled to a fraction of a share of DURA Common Stock shall, upon surrender of the certificates representing such shares held by such holder to the Payment Agent, be paid an amount in cash in accordance with the provisions of subsection 1.8(e) hereof. Until so surrendered and exchanged, each certificate that prior to the Effective Time represented Shares shall represent solely the right to receive DURA Common Stock and cash in lieu of fractional shares, if any. Unless and until any such certificates shall be so surrendered and exchanged, no dividends or other distributions payable to the holders of DURA Common Stock, as of any time on or after the Effective Time, shall be paid to the holders of such certificates that prior to the Effective Time represented Shares; PROVIDED, HOWEVER, that, upon any such surrender and exchange of such certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable after the Effective Time and respect to the number of whole shares of DURA Common Stock issued to such holder.

          (c) All shares of DURA Common Stock issued upon the surrender for exchange of certificates that prior to the Effective Time represented Shares in accordance with the terms hereof (including any cash paid pursuant to subsection 1.8(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares. At and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates which prior to the Effective Time represented Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

          (d) If any certificate for shares of DURA Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to DURA or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of DURA Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of DURA or its transfer agent that such tax has been paid or is not payable.

          (e) No fraction of a share of DURA Common Stock shall be issued, but in lieu thereof each holder of SDC Common Stock who would otherwise be entitled to a fraction of a share of DURA Common Stock shall, upon surrender of the certificate formerly representing SDC Common Stock held by such holder to the Payment Agent, be paid an amount in cash equal to the amount set forth opposite such holder's name on SCHEDULE A attached hereto under the heading "Fractional Share Payment." No interest shall be paid on such amount. All shares of SDC Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of DURA Common Stock to be issued pursuant to this Article I and cash in lieu of fractional shares payable hereunder.

          (f) None of DURA, SUB, SDC, the Surviving Corporation, their transfer agents or the Payment Agent shall be liable to a holder of the Shares for any amount properly paid to a public official pursuant to applicable property, escheat or similar laws.

     1.9 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SDC or SUB, such parties shall direct their respective officers and directors to take all such lawful and necessary action.

                                      ARTICLE II

                                    MISCELLANEOUS

     2.1 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned by any party at any time prior to the Effective Time.

     2.2 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), by the party that is, or whose stockholders are, entitled to the benefits thereof.
This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto and then only as may be permitted by applicable provisions of the DGCL. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and each of the parties hereto.

     2.3 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     2.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     2.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     2.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, as applied to agreements among Delaware residents to be performed entirely within the State of Delaware.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.
                                   DURA PHARMACEUTICALS, INC.,
                                   a Delaware corporation


                                   By:  /s/ Cam L. Garner
                                      ------------------------------------------
                                        Cam L. Garner, Chairman, President and
                                        Chief Executive Officer
ATTEST:


/s/ Mitchell R. Woodbury
-------------------------------
Mitchell R. Woodbury, Secretary
                                   SDC ACQUISITION CORP.,
                                   a Delaware corporation


                                   By:  /s/ David S. Kabakoff
                                      ------------------------------------------
                                        David S. Kabakoff, President

ATTEST:


/s/ Mitchell R. Woodbury
-------------------------------
Mitchell R. Woodbury, Secretary
                                   SPIROS DEVELOPMENT
                                   CORPORATION, a Delaware corporation


                                   By:  /s/ David S. Kabakoff
                                      ------------------------------------------
                                        David S. Kabakoff, President

ATTEST:


/s/ Mitchell R. Woodbury
-------------------------------
Mitchell R. Woodbury, Secretary

                                   SCHEDULE "A"

                                                                                 Number of Shares of
                                  SDC Callable         Number of Shares of           Dura Common             Cash in Lieu of
 Record Name of Holder of         Common Stock             SDC Callable              Stock to Be               Fractional
 SDC Callable Common Stock     Certificate Number       Common Stock Held          Issued in Merger           Share Payment
 -------------------------     ---------------------   -------------------     ------------------------   ----------------------

 PIRATE SHIP & CO., AS                CC-1                     66,667                      64,044                 $   1.76
 NOMINEE FOR THE GLOBAL
 HEALTH SCIENCES FUND

 OLD COURT LIMITED, AS                CC-2                    100,000                      96,065                 $  28.00
 NOMINEE FOR BIOTECHNOLOGY
 INVESTMENTS LTD.

 THE CHARLES SCHWAB TRUST             CC-3                     16,667                      16,011                 $  12.16
 COMPANY, TRUSTEE FOR THE
 DURA PHARMACEUTICALS, INC.
 DEFERRED COMPENSATION PLAN

 ELAN INTERNATIONAL                   CC-4                    333,333                     320,218                 $  12.64
 SERVICES LIMITED

 H&Q HEALTHCARE INVESTORS             CC-6                     45,833                      44,029                 $  35.84

 H&Q LIFE SCIENCES                    CC-7                     37,500                      36,024                 $  28.80
 INVESTORS

 NEW ENTERPRISE ASSOCIATES            CC-8                     66,667                      64,044                 $   1.76
 VI, LIMITED PARTNERSHIP

 S-E BANKENS                          CC-9                     36,500                      35,063                 $  45.60
 LAKEMEDELSFONDEN,
 STOCKHOLM

 WPG LIFE SCIENCES FUND               CC-11                    10,000                       9,606                 $  27.20
 L.P.

 WPG INSTITUTIONAL LIFE               CC-12                     6,667                       6,404                 $  33.76
 SCIENCES FUND L.P.

 ABYDOS & CO., AS NOMINEE             CC-13                   100,000                      96,065                 $  28.00
 FOR G.T. GLOBAL HEALTH
 CARE FUND

 DOMAIN PARTNERS III, L.P.            CC-14                    96,656                      92,853                 $   6.88

 DP III ASSOCIATES, L.P.              CC-15                     3,344                       3,212                 $  21.12

 RUSH & CO., AS NOMINEE FOR           CC-16                    13,500                      12,968                 $  41.60
 S-E BANKEN LUXEMBOURG S.A.



                     TOTAL:                                   933,334                     896,606                 $ 325.12
                                                              -------                     -------                  -------
                                                              -------                     -------                  -------

                                      SCHEDULE B

                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF SPIROS DEVELOPMENT CORPORATION
                                a Delaware corporation



     Spiros Development Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Spiros Development Corporation. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 5, 1995 and was amended pursuant to a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 29, 1995.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation was adopted by the corporation's Board of Directors and stockholders, the stockholders of the corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of at least a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation.

     3. The text of the Certificate of Incorporation as heretofore amended or restated is hereby restated and further amended to read in its entirety as follows:

                                      ARTICLE I

     The name of this corporation is Spiros Development Corporation.

                                      ARTICLE II

     The address of this corporation's registered office in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901. The name of its registered agent at such address is CorpAmerica, Inc.

                                     ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                      ARTICLE IV

     Effective at the time of the Corporation's filing with the Secretary of the State of Delaware of this Amended and Restated Certificate of Incorporation (the "Effective Time"), the Corporation shall be authorized to issue one class of stock to be designated "Common Stock", with a par value of $.001 per share which renames the previously designated "Callable Common Stock" with the same par value. As a result, as of the Effective Time the total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,073,334 shares of Common Stock.

                                      ARTICLE V

     The corporation is to have a perpetual existence.

                                      ARTICLE VI

     The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

                                     ARTICLE VII

     (A) EXCULPATION. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     (B) INDEMNIFICATION. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

     (C) EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                     ARTICLE VIII

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.


                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the corporation as of this 18 day of December, 1997.

                                        SPIROS DEVELOPMENT CORPORATION,
                                        a Delaware corporation



                                        By:  /s/ David S. Kabakoff
                                             ----------------------------------
                                             David S. Kabakoff, President


ATTEST:


/s/ Mitchell R. Woodbury
-----------------------------------
Mitchell R. Woodbury, Secretary

                                      SCHEDULE C

                                        BYLAWS

                                          OF

                            SPIROS DEVELOPMENT CORPORATION



                                          I.

                                       OFFICES

     Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                         II.

                               MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders, commencing with the year 1995, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                         III.

                                      DIRECTORS

     Section 1. The number of directors which shall constitute the whole board shall be five (5). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                          MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Special meetings of the board may be called by the President on four (4) days' notice to each director by mail or 48 hours' notice to each director either personally or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

     Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                               COMMITTEES OF DIRECTORS

     Section 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                              COMPENSATION OF DIRECTORS

     Section 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                 REMOVAL OF DIRECTORS

     Section 14. Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                         IV.

                                       NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                          V.

                                       OFFICERS

     Section 1. The officers of the corporation shall be elected by the Board of Directors and shall include a President and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also elect a Treasurer and/or one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.
Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President and a Secretary and may also elect Vice Presidents and a Treasurer.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                              THE CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

     Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

                           THE PRESIDENT AND VICE PRESIDENT

     Section 8. The President shall be the chief executive officer of the corporation; and in the absence of the Chairman and Vice Chairman of the Board he shall preside at all meetings of the stockholders and the Board of Directors. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 10. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE SECRETARY AND ASSISTANT SECRETARY

     Section 11. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of

Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 12. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 14. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

     Section 15. If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 16. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                         VI.

                                 CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                  TRANSFER OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
A determination of
stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                               REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                         VII.

                                  GENERAL PROVISIONS

                                      DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                        CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                     FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                         SEAL

     Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   INDEMNIFICATION

     Section 6. The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation's request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation. The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under the corporation's certificate of incorporation, any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person. The corporation's obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

          Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation's request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders.

          The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

          The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

          To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Section 6, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

     Section 7. The corporation shall indemnify its directors to the fullest extent not prohibited by the California General Corporation Law; PROVIDED, HOWEVER, that the corporation shall not be required to indemnify any director in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the California General Corporation Law.

     The corporation shall have power to indemnify its officers, employees and other agents as set forth in the California General Corporation Law.

     Promptly after receipt of a request for indemnification hereunder (and in any event within 90 days thereof) a reasonable, good faith determination as to whether indemnification of the director is proper under the circumstances because each director has met the applicable standard of care shall be made by:
(i) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) if such quorum is not obtainable, by independent legal counsel in a written opinion; or (iii) approval or ratification by the affirmative vote of a majority of the shares of this corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by written consent of a majority of the outstanding shares entitled to vote; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

     For purposes of any determination under this bylaw, a director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and its stockholders, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by: (i) one or more officers or employees of the corporation whom the director believed to be reliable and competent in the matters presented; (ii) counsel, independent accountants or other persons as to matters which the director believed to be within such person's professional competence; and (iii) a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director acts without knowledge that would cause such reliance to be unwarranted.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and its stockholders or that he had reasonable cause to believe that his conduct was unlawful.

     The provisions of the preceding two paragraphs shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the California General Corporation Law.

     The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it shall be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise.

     Without the necessity of entering into an express contract, all rights to indemnification and advances to directors under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director. Any right to indemnification or advances granted by this bylaw to a director shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     To the fullest extent permitted by the corporation's Certificate of Incorporation and the California General Corporation Law, the rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law and the corporation's Certificate of Incorporation.

     The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw. The corporation's obligation to provide indemnification under this Section 7 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

     Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

     The corporation shall indemnify the directors and officers of the corporation who serve at the request of the corporation as trustees, investment managers or other fiduciaries of employee benefit plans to the fullest extent permitted by the California General Corporation Law.

     If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

     For the purposes of this bylaw, the following definitions shall apply:

          (i) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

          (ii) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding, including expenses of establishing a right to indemnification under this bylaw or any applicable law.

          (iii) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (iv) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 8.       In the event of any inconsistency between Section 6 and
Section 7 of this Article VII, the controlling Section as to any particular issue with regard to any particular matter, shall be the one which authorizes for the benefit of the agent or the other person in question the provision of the fullest, promptest, most certain or otherwise most favorable indemnification and/or advancement.

                                        VIII.

                                      AMENDMENT

     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.




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                                         -26-

                               CERTIFICATE OF SECRETARY

                                 AMENDMENT TO BYLAWS
                          OF SPIROS DEVELOPMENT CORPORATION

     The undersigned hereby certifies that:

     I am the duly qualified and acting Secretary of Spiros Development Corporation, a duly organized and existing Delaware corporation.

     The following is a true copy of a resolution duly adopted by the written consent of the stockholders of the Corporation on December 19, 1997, which appears in the minute book of the Corporation:

     NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1, of the Corporation's Bylaws is hereby amended in its entirety to read as follows:

          "Section 1. The number of directors which shall constitute the whole board shall be three (3). The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders."

     The foregoing resolution is in conformity with the Restated Certificate of Incorporation and Bylaws of the Corporation, has never been modified or repealed, and is now in full force and effect.

     IN WITNESS WHEREOF, I have executed this Certificate of Secretary and affixed the seal of the Corporation on December 19, 1997.



                                        /s/ Mitchell R. Woodbury
                                        ---------------------------------
                                        Mitchell R. Woodbury, Secretary